                                                                   EXHIBIT 10.15

                TERMINATION AGREEMENT AND MUTUAL GENERAL RELEASE

         This Termination Agreement and Mutual Release ("Agreement") is entered into as of December 31, 2003 (the "Effective Date") by and between ARTISTdirect, Inc., a Delaware corporation ("ARTISTdirect"), and Keith Yokomoto ("Employee"), with reference to the following facts:

         Recitals.

         A. WHEREAS, ARTISTdirect and Employee are parties to an Employment Agreement dated as of July 1, 2001, and amended as of December 23, 2002 (the "Employment Agreement");

         B. WHEREAS, pursuant to the Amendment to Employment Agreement dated December 23, 2002 and effective August 1, 2002, and an oral agreement effective as of February 15, 2003, Employee agreed to defer a portion of his salary ("Deferred Salary");

         C. WHEREAS, ARTISTdirect (as successor-in-interest to ARTISTdirect, LLC) and Employee are also parties to a Deferred Compensation Agreement dated as of April 1, 1998 (the "1998 Agreement");

         D. WHEREAS, the signatories to this Agreement desire to terminate the 1998 Agreement, the Employment Agreement, and Employee's employment with ARTISTdirect and to settle amicably and discharge any and all disputes and claims between them, by reason of any matter, cause, or act, related to or arising from the 1998 Agreement, the Employment Agreement and/or such employment, from the inception of time to the execution of this Agreement;

         E. WHEREAS, the signatories to this Agreement understand and agree that any payments made pursuant to this settlement are not to be construed as an admission or acknowledgment of liability; and

                                    1 of 14

         F. WHEREAS, the signatories to this Agreement expressly deny and will continue to deny any and all claims of legal liability in any way related to or arising out of any controversies between or among them. Nothing in this Agreement shall be construed as an admission by any party of any kind to the others, all such liability being expressly denied.

         NOW THEREFORE, the parties hereto agrees as follows:

         1.       Obligations.

         1.1. Payments by ARTISTdirect. Until the Effective Date, Employee shall continue to receive his current non-deferred salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000), less applicable withholdings and taxes, payable in accordance with ARTISTdirect's regular payroll practices. Promptly after the exchange of the signature pages of this Agreement signed by the parties, ARTISTdirect will pay Employee (i) $412,847 which amount represents the Deferred Salary through the Effective Date, plus (ii) Seventy-Six Thousand Nine Hundred Twenty-Four Dollars ($76,924.00) which amount represents accrued, but unused vacation pay through the Effective Date. Each such amount shall be subject to the deduction of all applicable withholdings and taxes and shall further be subject to withholding and offset pursuant to Section 1.2 below.

         1.2. Payment by Employee. Promptly after the exchange of the signature pages of this Agreement signed by the parties, Employee will pay ARTISTdirect One Hundred Fifty Thousand Dollars ($150,000) which amount represents the "Unearned Portion of the Commencement Advance" payable pursuant to Section 5(b) of the Employment Agreement. Employee hereby authorizes and directs ARTISTdirect to withhold and offset said One Hundred Fifty Thousand Dollar ($150,000) sum from and against the net payment amount otherwise due Employee pursuant to Section 1.1 above.

                                    2 of 14

         2.       Termination.

         2.1 The parties, by mutual agreement, terminate Employee's Employment Agreement, the 1998 Agreement, and Employee's employment with ARTISTdirect, effective upon the Effective Date, and the parties will have no further obligations to each other pursuant to the Employment Agreement or the 1998 Agreement. Employee acknowledges that the amounts set forth in Section 1.1 hereof represent all regular and deferred salary, accrued vacation, expenses, and company benefits due and owing to him as of the Effective Date. Employee acknowledges and agrees that ARTISTdirect has no further obligation to pay him any additional amounts related to any adjustment of his salary during the term of the Employment Agreement or otherwise in connection with his employment or under the 1998 Agreement. ARTISTdirect acknowledges that the amount set forth in
Section 1.2 hereof represents all of the "Unearned Portion of the Commencement Advance" due and owing to ARTISTdirect pursuant to Section 5(b) of the Employment Agreement. ARTISTdirect acknowledges and agrees that Employee has no further obligation to pay ARTISTdirect any additional amounts related to the "Unearned Portion of the Commencement Advance" payable pursuant to Section 5(b) of the Employment Agreement.

         2.2 Notwithstanding anything to the contrary set forth in this Agreement, Employee's obligations pursuant to Sections 8 (Rights To Works), 9 (Restrictions) and 15 (Remedies) of the Employment Agreement shall survive this Agreement, and Employee will continue to abide by such provisions of the Employment Agreement.

         2.3 The option granted by ARTISTdirect to Employee pursuant to that certain Stock Option Agreement between ARTISTdirect and Employee dated as of March 31, 2000 is hereby

                                    3 of 14
cancelled and Employee shall have no further right to exercise any option to purchase stock thereunder.

         3.       General Release and Waiver of Claims.

         For and in consideration of the termination obligations set forth above in paragraph 2 above, the execution of this Agreement and the exchange of general releases contained herein, the parties hereto agree that as of the Effective Date:

                  3.1. Release by Employee. Employee, on behalf of himself and each of his respective past, present, and future managers, advisors, representatives, assigns and attorneys, hereby expressly releases, remises, remits, acquits and forever discharges ARTISTdirect, and each of its past, present and future predecessors in interest, successors in interest, related entities, administrators, heirs, executors, parents, owners, officers, shareholders, directors, members, managers, advisors, employees, representatives, licensees, subsidiaries, affiliates, agents, assigns and attorneys, from any and all manner of action or actions, causes of action, in law or in equity, suits, debts, liens, torts, contracts, agreements, promises, liability, claims, demands, interest, damages, charges, losses, costs, and/or attorneys' fees and/or expenses, of any nature whatsoever, known or unknown, anticipated or unanticipated, fixed or contingent which they now have or may hereafter have, by reason of any matter, cause, or act whatsoever from the inception of time to the execution of this Agreement ("Employee Released Claims"), including, but not limited to, any claim related to or arising out of the 1998 Agreement or the Employment Agreement or Employee's employment with ARTISTdirect or the termination thereof. The foregoing notwithstanding, this release shall not extend to claims for indemnification permitted under the General Corporation Law of the State of Delaware or ARTISTdirect's Bylaws or Certificate of

                                    4 of 14

Incorporation, as in effect on the date hereof, arising out of Employee's conduct prior to the Effective Date within the course and scope of his duties as a director or officer of ARTISTdirect.

                  Without limiting the foregoing, Employee understands and agrees that he is waiving any rights he may have had, now has, or in the future may have, to pursue any and all remedies available to Employee under any employment-related cause of action, including without limitation, claims of wrongful discharge, wages, stock options (other than the options listed above), breach of contract, breach of the covenant of good faith and fair dealing, wrongful termination in violation of public policy, defamation, interference with contract or business advantage, physical injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, and any other state statutes relating to securities, discrimination or wrongful termination of employment or employment related claims, the Equal Pay Act of 1963, the Americans with Disabilities Act, California Labor Code Section 1197.5, the Age Discrimination in Employment Act of 1967, as amended, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1976 (ERISA) and any other laws and regulations relating to employment or the Employee's receipt of wages, stock, stock options or other benefits.

                  3.2 ADEA Waiver. Employee acknowledges that he has carefully read and fully understands the provisions of this paragraph. Employee understands and acknowledges that: (a) the preceding paragraph includes a voluntary waiver of any and all claims that Employee has or may have against the ARTISTdirect and/or the other persons and entities released herein arising under the federal Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621, et seq. ("ADEA Claims"); (b) Employee has waived any and all ADEA Claims pursuant to this Agreement and in exchange for consideration, the value of which exceeds the payments or

                                    5 of 14
remuneration to which Employee was already entitled; (c) Employee has been, and is hereby, advised to consult with an attorney concerning this paragraph prior to executing this Agreement, and Employee has retained an attorney to provide him with legal advice concerning this Agreement; (d) Employee has been, and is hereby, informed that he has a period of at least twenty-one (21) days to consider the terms of this Agreement from the date on which the ARTISTdirect delivers the Agreement to him and if he executes this Agreement prior to that time he expressly and voluntarily waives the foregoing twenty-one (21) day period; and (e) Employee may revoke this paragraph and the release of ADEA Claims under this Agreement at any time during the seven (7) days following the date of Employee's execution of this Agreement, and the release of ADEA Claims under this Agreement shall not become effective or enforceable until such revocation period leave has expired. To revoke this paragraph and the release of ADEA Claims, Employee must deliver a written notice of revocation to Adam M. Klotz, Esq., Lenard, Brisbin & Klotz LLP, 1100 Glendon Avenue, Suite 1100, Los Angeles, CA 90024, within the seven (7) day revocation period.

                  3.3. Release by ARTISTdirect. ARTISTdirect, for itself and each of its past, present and future predecessors in interest, successors in interest, related entities, administrators, heirs, executors, parents, owners, officers, shareholders, directors, members, managers, advisors, employees, representatives, licensees, subsidiaries, affiliates, agents, assigns and attorneys, hereby expressly releases, remises, remits, acquits and forever discharges Employee and each of his past, present, and future managers, advisors, representatives, assigns and attorneys from any and all manner of action or actions, causes of action, in law or in equity, suits, debts, liens, torts, contracts, agreements, promises, liability, claims, demands, interest, damages, charges, losses, costs, and/or attorneys' fees and/or expenses, of any nature whatsoever, known or unknown, fixed

                                    6 of 14
or contingent which they now have or may hereafter have, by reason of any matter, cause, or act whatsoever from the inception of time to the execution of this Agreement ("ARTISTdirect Released Claims"), including, but not limited to, any claim related to or arising from the 1998 Agreement or the Employment Agreement or Employee's employment with ARTISTdirect or the termination thereof.

                  3.4 Waiver of Civil Code Section 1542. Each of Employee and ARTISTdirect agree that the releases provided for in this Agreement extend to all claims known or unknown anticipated or unanticipated, from the beginning of time through the effective date of this release, whether or not claimed or suspected by the parties, or any of them, up to and including the date of the execution hereof, and constitute a WAIVER of each and all of the provisions of the California Civil Code Section 1542, which reads as follows:

                           Section 1542. Certain claims not affected by general
                  release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each of Employee and ARTISTdirect hereby expressly acknowledge that the effect and import of this provision has been fully explained to them by their own counsel.

         It is understood by each party that claims of the sort released hereinabove may exist in their favor against some person or entity released as provided hereinabove, but which are not presently known, suspected or understood by the releasing party and which, if known, suspected or understood by it or him, would have materially affected the existence, form or extent of the releases provided in this Agreement. However, each party assumes the risk of such claims and of

                                    7 of 14
their discovery subsequent to the execution of this Agreement. Each party agrees that the releases set forth in this Agreement shall be in all respects effective and not subject to termination, rescission, alteration or reformation as a result of, or in connection with, any such subsequently discovered facts or claims. In the event that any waiver set forth in this Agreement or under or pursuant to the provisions of Section 1542 of the Civil Code of the State of California, should be judicially determined to be invalid, voidable or unenforceable, for any reason, such waiver to that extent shall be severable from the remaining provisions of this Agreement, and the invalidity, voidability or unenforceability thereof shall not affect the validity, effect, enforceability or interpretation of the remaining provisions of this Agreement or any portion hereof.

         3.5 Notwithstanding anything contained in this Agreement to the contrary, this paragraph 3 is not intended, and shall not be construed, as releasing either party from any claims or other liability in connection with any breach of this Agreement or a breach of any of the covenants, promises, warranties, representations, and agreements contained herein, or in connection with any acts or omissions inconsistent therewith.

         4.       Miscellaneous Provisions.

                  4.1. Voluntary Agreement. This Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of each of Employee and ARTISTdirect, or of any other person, firm or entity.

                  4.2. Parties Represented by Counsel. Each of Employee and ARTISTdirect hereby acknowledge that they have been represented in negotiations for and in the preparation of this Agreement by counsel of their own choosing, that they have read this Agreement and have had it fully explained to them by such counsel, and that they are fully aware of the contents of this Agreement and of its legal effect.

                                    8 of 14

                  4.3. Entire Agreement. This document constitutes the entire agreement and understanding between and among the parties concerning the subject matter hereof, and supersedes and replaces all prior negotiations and agreements between the parties hereto, whether written or oral. Each of the parties hereto acknowledges and represents and warrants that no other party or agent or attorney of any other party has made a promise, representation or warranty whatsoever, express or implied, not contained herein concerning this Agreement or the terms hereof, and that this is a fully integrated document. Each party hereto further acknowledges, warrants and represents that it has not executed this instrument in reliance upon any promise, statement, representation or warranty, written or verbal, not expressly contained herein, and that it has entered into this Agreement freely and voluntarily based on its own independent judgment and advice of its counsel.

                  4.4. Agreement to Bind Successors. This Agreement shall bind and inure to the benefit of the respective successors, assigns, legatees, heirs, and personal representatives of each of Employee and ARTISTdirect.

                  4.5. Confidentiality. The parties consider the terms and conditions of this Agreement and the basis for any claims, demands or negotiations giving rise to this Agreement to be strictly confidential. The parties agree that they may not communicate this confidential information to any entity or person except as expressly permitted in this paragraph 4.5.

         The parties hereto expressly understand and accept that they will not disclose the amount of any payments governed by this Agreement, the negotiations preceding this Agreement or the details of the basis for claims released in this Agreement to any entity or person unless required by a subpoena, court order or other request for information to which a party is required to respond; but the parties may disclose this Agreement to their attorneys, tax accountants, the

                                    9 of 14

Internal Revenue Service, or any state or municipal taxing authority. All parties to whom any such permitted disclosure is made shall be advised about the parties' confidentiality obligations under this paragraph 4.5. Either party may disclose this document with a request that it be filed under seal in any future litigation between the parties with respect to any claimed breach of this Agreement.

         The parties expressly agree that if anyone not identified in this paragraph 3.5 inquires about this Agreement or the circumstances underlying it, the parties must respond by stating only in substance: "the matter has been resolved amicably." The parties agree that if they receive a request, subpoena or court order for testimony regarding the confidential information that is the subject of this Agreement, the party receiving the request must promptly notify the opposing party. Notification shall be made by telephone and by sending a copy forthwith of the request, subpoena or court order to the opposing party.

         The parties expressly agree that this paragraph 4.5 is an integral and material part of this Agreement. The parties further agree that if this paragraph 4.5 is breached by any party hereto, the other non-breaching party will be entitled to appropriate remedies at law and to injunctive or other equitable relief to prevent such a breach. The foregoing sentence is not intended, nor shall it be construed, to limit either party's right to dispute the factual basis for the other party's seeking any injunctive or equitable relief. Notwithstanding the foregoing, ARTISTdirect may disclose this Agreement to the extent required by applicable law (including filings made pursuant to applicable securities laws).

                  4.6. Directors' and Officers' Liability Insurance. To the extent that ARTISTdirect's current directors' and officers' liability insurance policy in effect on the date hereof permits the coverage of Employee's acts or omissions as a director or officer of

                                    10 of 14

ARTISTdirect prior to the Effective Date at the same premium rates currently paid by ARTISTdirect, and to the extent that Employee remains eligible for such coverage for prior conduct, ARTISTdirect agrees not to reduce, terminate, non-renew or rescind any such insurance coverage with regard to Employee except for any such reduction, termination, non-renewal or rescission that is applicable generally to substantially all of the directors and officers of ARTISTdirect. The foregoing notwithstanding, Employee understands and agrees that nothing in this Agreement shall require ARTISTdirect to purchase or maintain any such insurance or limit ARTISTdirect's rights to amend its Bylaws or Certificate of Incorporation in accordance with, and subject to the limitations of, applicable law.

                  4.7. Notification. All notices required by or given under this Agreement shall be given by facsimile and registered mail, return receipt requested, and addressed as follows:

         If to ARTISTdirect:                    10900 Wilshire Boulevard
                                                Suite 1400
                                                Los Angeles, California 90024
                                                Fax: (310) 208-1197

         If to Employee:                             _____________________
                                                     _____________________
                                                     _____________________

                  4.8. Governing Law. This Agreement is entered into in accordance with the laws of the State of California in connection with contracts to be performed in said state and shall be governed by and interpreted in accordance with those laws.

                  4.9. Modifications and Amendments. No amendment, change or modification of this Agreement shall be valid unless in writing signed by each of Employee and ARTISTdirect.

                                    11 of 14

                  4.10. Severability. Should any part, term or provision of this Agreement be declared or determined by any court or other tribunal to be illegal, invalid or unenforceable, any illegal, invalid or unenforceable part, term or provision shall be deemed stricken from this Agreement and all of the other parties, terms and provisions if this Agreement shall remain in full force and effect o the fullest extent permitted by law.

                  4.11. No Representations Regarding Agreement. Each of Employee and ARTISTdirect agree and acknowledge that this Agreement represents the entire understanding between them with respect to the Employment Agreement and that no promises or representations of any kind other than as set forth herein have been made by, or on behalf of, the parties to one another. Each of Employee and ARTISTdirect specifically agree that, in entering into this Agreement, he or they have not relied on any representation or opinion of fact, law or otherwise, made by the other, except for the representations set forth in writing in this Agreement, if any.

                  4.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which be deemed an original and all of which shall constitute together one and the same instrument. Facsimile copies of this Agreement shall have the same force and effect as an original.

                  4.13. Headings. The various headings used in this Agreement are solely for the convenience of the parties and shall not be used to interpret this Agreement.

                  4.14. Authority. The parties signing this Agreement are individuals and duly authorized corporations, partnerships, or entities with the full right and authority to enter into this Agreement and any parties executing this Agreement on behalf of corporations, partnerships and other entities hereby represent and warrant that they are duly authorized to execute this

                                    12 of 14

Agreement on behalf of the entities for whom they have signed, and that this Agreement is binding on the entities on whose behalf they have signed. Each of the parties to this Agreement has the full right, power, legal capacity and authority to enter into and perform such party's respective obligations hereunder and any approvals or consents of any other person or entity that are required in connection herewith (e.g., the approval of ARTISTdirect's Board of Directors) has been obtained.

                                    13 of 14

         IN WITNESS WHEREOF, Employee and ARTISTdirect have executed this Settlement Agreement and General Release on the date(s) set forth below.

DATED: December __, 2003

                                                   _____________________________
                                                   Keith Yokomoto

DATED: December __, 2003                           ARTISTDIRECT, INC.

                                               By: _____________________________
                                                   An Authorized Signatory
                                               Its: ____________________________

                                    14 of 14